DCI Telecommunications, Inc.
                       611 Access Road
                     Stratford, CT 06497

        NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD

                        July 24, 1997
                             at
        Sheraton Bradley International Airport Hotel
               1 Bradley International Airport
              Windsor Locks, Connecticut 06096



To The Shareholders:


NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of DCI Telecommunications, Inc. (the "Company") will be held at the Sheraton Bradley International Airport Hotel, Windsor Locks, Connecticut on July 24, 1997 at 9:00 a.m. local time to hear a report on the condition of the Company from the Chief Executive Officer of the Company and to vote on the following proposals recommended by the Board of Directors for approval:

    (1)  To elect eight directors to serve until the next Annual
      Meeting of shareholders

    (2)   To  ratify  the selection of Schnitzer  &  Kondub,
      Certified Public Accountants, as the Company's independent public accountants for the coming year

    (3) To transact such other business as may properly come before the meeting

The Board of Directors has fixed the close of business on June 11, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the meeting.

Adoption of the proposals will require the affirmative vote of a majority of the Common Stock voting on the proposal.

You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in order that as many shares as possible may be represented at the meeting.

A copy of the Company's Annual Report to Stockholders is enclosed.

             BY ORDER OF THE BOARD OF DIRECTORS

           _______________________________________
                 Joseph J. Murphy, President
                   Fairfield, Connecticut
                        June 20, 1997

                   DCI Telecommunications
                       611 Access Road
                     Stratford, CT 06497


               Annual Meeting - July 24, 1997

June 20, 1997

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of DCI Telecommunications, Inc. to be held on Thursday July 24, 1997 at 9:00 a.m., at the Sheraton Bradley International Airport Hotel, Windsor Locks, Connecticut 06096.

In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for shareholders to ask questions. I hope you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.


Sincerely,

Joseph J. Murphy
President

                DCI Telecommunications, Inc.

     Proxy Statement for Annual Meeting of Shareholders
       Information concerning Solicitation and Voting

General

The enclosed Proxy is solicited on behalf of DCI Telecommunications, Inc. (the "Company")for use at the Annual Meeting of shareholders to be held Thursday, July 24, 1997 at 9:00a.m. local time for the purposes set forth herein  and  in  accompanying Notice of  Annual  Meeting  of
shareholders.   The  Annual Meeting  will  be  held  at  the
Sheraton Bradley International Airport Hotel, Windsor Locks,
Connecticut 06096.

These proxy solicitation materials are being mailed on or about June 24, 1997 together with the Company's Annual
Report to all shareholders entitled to vote at the meeting.

Record Date and Principal Stockholders

Holders of record of Common Stock at the close of business on June 11, 1997 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 9,227,961 shares of the Company's Common Stock were issued and outstanding. The following table sets forth, as of the most recent practical date (June 11, 1997), those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                   Amount and Nature      Percent of
Name             of Beneficial Ownership     Class

Joseph J. Murphy      1,530,0191             14.2%
Robert Muller         1,298,0002             12.1%

1- Included in shares owned above are 600,000 shares which the beneficial owner has the right to acquire from options within sixty days.
2- Includes 1,200,000 shares to be issued upon completion of the acquisition of Muller Media.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by certain regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during its most recent fiscal year or prior fiscal years, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

In accordance with the Company's by-laws, directors shall be elected by the affirmative vote a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in election at the Annual Meeting of shareholders, and the ratification of Schnitzer and Kondub as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Also, the Company has engaged Morrow & Co. to provide certain services in connection with the solicitation of the proxies.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company by no later than March 24, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                       PROPOSAL NO. 1
            NOMINATIONS FOR ELECTION AS DIRECTORS

Nominees

A Board of eight directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below.

                        Director   Amount and Nature           Percent of
Name             Age      Since    of Beneficial Ownership(b)*   Class

John J. Adams     58       1995         215,312                   2.0%
Vice  President  Marketing DCI Telecommunications,  Inc.  In
addition,  Mr.  Adams is Vice President for  R&D  Scientific
Corp. and founder and President of Validation Services Corp.
These  companies  are  providers of computerized  regulatory
compliance   devices  and  services  to  the  pharmaceutical
industry.   Mr.  Adams was previously President  of  Prevent
Chemicals, Ltd., a publicly traded manufacturer of specialty chemicals.

Carter H. Hills   66       1995         252,000                  2.3%
Retired   diplomat.   Extensive   experience   in   economic
development  and  management  planning  under  auspices   of
Department  of  State and major international organizations.
Directed such programs in countries of Near East and Vietnam. Served as financial adviser and delegate for U.S.
at key international conferences.

Joseph J. Murphy  58       1995       1,530,019                 14.2%
President and CEO of DCI Telecommunications. Prior to that he was executive vice president, member of the Board of Directors, and chief financial officer for Aquarion, a New
York Stock Exchange Company. Formerly, he was an officer in the United States Marine Corps (1961-64), a member of Price
Waterhouse  and  chief  financial  officer  for  Connecticut
Energy Corp. He was a member of the Board of Directors of Boys/Girls Club of Bridgeport and served on the Economic advisory board for Fairfield University and Sudden Death
Syndrome (SIDS) for Fairfield County. Presently, he is a member of the FBI/Marine Corps Association.

Larry Shatsoff    43       1995         442,150                  4.1%
Vice   President  and  Chief  Operations  Officer   of   DCI
Telecommunications. Within the past five years he  has  been vice  president  and  chief  operations  officer  for  Alpha
Products. Prior to that, he was executive vice president  of
Kalon  Systems (a data processing services company), manager of  information  systems  for Aquarion,  a  New  York  Stock
Exchange    Company.   Expertise   in   required    tariffs,
telecommunications and computer systems software.

Richard Sheppard  51       1995      355,625(a)                  3.3%
President  of  R&D Scientific since its inception  in  1989.
Prior  to  that he was national sales manager for  Automated
Microbiology Systems, Inc. and DMS Labs, a Division  of  API
Systems S.A. He was also a partner in Celltron Corp., where he developed a DNA sequencer, for cellular identification.
Just prior to forming R&D Scientific, he participated in the development of industrial application software.

Paul Bettencourt  50       1996           6,897                   .1%
President of Privilege Enterprises Limited. Has 25 years  of experience  in  new  business  development,  marketing  plan creation,  and  sales management. He has conducted  numerous industrial  training programs for both established  and  new business.  Mr. Bettencourt is advisor to the American  Hotel
and  Motel  Association  and  a  publishing  consultant   to
segments of the Defense Department.

Lois S. Morris    46       1997          14,706                  .1%
Lois  S.  Morris is Chief Executive Officer  of  The  Travel
Source Limited. She has 25 years experience in the travel industry in direct sales, conference planning, incentive groups, special interest groups and direct marketing. Ms.
Morris  in  on  the Board of Directors of  the  Ocean  State
Business  School,  a member of the Town of  Richmond,  Rhode
Island Economic Development commission and a volunteer for the Educational Mentor Program in Rhode Island.

Donald Mactaggart 59       1997         200,000                1.9%
CEO  of CyberFax.  Prior to creating CyberFax he was an  ITU
Associate  Rapporteur for G3 facsimile,  and  helped  Unitel
launch  the  first fax-specific long distance  service.   He
also  founded Textran, Canada's first dedicated provider  of
enhanced  telecommunications services.   Mr.  Mactaggart  is
currently a member of the Order of Engineers of Quebec.

All  directors  and executive
    officers as a  group              3,016,709(b)           28.1%

Notes:
(a) Includes 95,625 shares upon completion of acquisition of R&D Scientific
(b) Included in shares owned above are shares which the beneficial owner has the right to acquire from options within sixty days as follows: J. Murphy, 600,000 shares; L. Shatsoff, 350,000 shares; R. Sheppard, 260,000 shares; J. Adams, 185,000 shares; C. Hills, 100,000 shares
*    Shares beneficially owned directly or indirectly

The Board of directors urges stockholders to vote "FOR" each of the nominees for directors set forth above.

                       PROPOSAL NO. 2
  RATIFICATION OF SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Schnitzer & Kondub, 575 White Plains Road Eastchester, NY 10709 as its independent public accountants for 1998. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

If the foregoing proposal is not approved by the shareholders or if, prior to the 1997 Meeting, Schnitzer & Kondub shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public accountants whose employment for any period subsequent to the 1997 Annual Meeting will be subject to ratification by the shareholders at the meeting.

The Company has been advised that representatives of Schnitzer & Kondub will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Schnitzer & Kondub audited the Company's financial statements for the years ended March 31, 1995, 1996 and 1997.

The Board of Directors recommends a vote "FOR" ratification of the selection of Schnitzer & Kondub as independent accountants.

Board Meetings and Committees

The Board of Directors of the Company held ten meetings during the period April 1, 1996 to March 31, 1997. All of the then incumbent directors attended such meetings except for Paul Bettencourt. Mr. Bettencourt missed four meetings during the period which he was appointed a director.

In January, 1995 the Board of Directors established a Compensation Committee, a Nomination Committee and a Finance Committee. Larry Shatsoff is chairman of the Compensation Committee, Joseph J. Murphy is the chairmen of the Nomination Committee and the Finance Committee chairman is Carter H. Hills. All three committees met once during the year ended March 31, 1997.

Employment Agreements

The Company entered into an employment agreement dated as of January 1, 1995 with Joseph J. Murphy pursuant to which Mr. Murphy renders services to the Company as its President and Chief Executive Officer for an annual base salary of $100,000.

The Company also entered into an employment agreement dated January 1, 1995 with Larry Shatsoff pursuant to which Mr. Shatsoff renders services to the Company as its Vice President and Chief Operating Officer, for an annual base salary of $90,000.

The Company also entered into an employment agreement dated April 9, 1997 with Donald Mactaggart pursuant to which Mr. Mactaggart renders services to CyberFax, a subsidiary of the Company, as its CEO, for an annual base salary of $60,000.

The Company also entered into an employment agreement dated April 9, 1997 with Claude Dominique pursuant to which Mr. Dominique renders services to CyberFax, a subsidiary of the Company, as its President, for an annual base salary of $60,000.

The Company also entered into an employment agreement dated March 25, 1997 with Lois S. Morris pursuant to which Ms. Morris renders services to The Travel Source, a subsidiary of the Company, as its CEO, for an annual base salary of $39,000.

The Company also entered into an employment agreement dated March 25, 1997 with Sandra J. Perry pursuant to which Ms. Perry renders services to The Travel Source, a subsidiary of the Company, as its President, for an annual base salary of $39,000.

Executive Compensation and Compensation of Directors

The following tables set forth for the fiscal year ended March 31, 1997, certain information regarding the total remuneration paid and grants of options/SARs made to the chief executive officer and each of the executive officers of the Company and its subsidiaries and who received total cash compensation in excess of $100,000 during the period. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the fiscal years March 31, 1997, 1996, and 1995.

                       Summary Compensation Table

                                                   Long-Term     Compensation
                                                     Awards        Payouts
                                                    Securities
                              Annual Compensation   Underlying     All Other
Name and                     Salary   Other Annual  Options/SARs Compensation
Principal Positions  Year      ($)    Compensation     (#)           ($)

Joseph J. Murphy     1995    100,000                     -
President, CEO,      1996    100,000                   5,872
Chairman and         1997    100,000                 600,000
Director


           Aggregated Options /SAR Exercised in Last Fiscal Year
                        and FY-End Option/SAR Values
                                                                Value of
                                                                Unexercised
                                                 Number of      In-the-Money
                                                 Unexercised    Options/SARs
                                                 at FY-End (#)  at FY-End ($)
                Shares Acquired     Value        Exercisable/   Exercisable/
Name             on Exercise (#)  Realized ($)   Unexercisable  Unexercisable

Joseph J. Murphy       -               -           600,000        $2,287,500


                      Option/SAR Grants in Last Fiscal Year

                                 % of Total
                                 Options/SARS
                                 Granted to      Exercise
                    Options/SARs Employees       or Base
Name                Granted (#)  in Fiscal Year  Price ($/Sh)  Expiration Date

Joseph J. Murphy      600,000       17.4           $.1875          4/12/01

The  Company's  current policy is to pay  outside  directors
(non-executive officers) who are not contractually  entitled to  be  nominated to serve as directors, annual fees  of  70 shares of Common Stock.

Other Matters

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

             By Order of the Board of Directors


             Dated: June 20, 1997